EXHIBIT 21
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   NEWELL RUBBERMAID INC. AND SUBSIDIARIES
   SIGNIFICANT SUBSIDIARIES
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                                          STATE OF
      NAME                                ORGANIZATION          OWNERSHIP
      ----                                ------------          ---------
      Berol Corporation                   Delaware              72.65% of stock is owned by Newell Rubbermaid Inc.;
                                                                27.35% of stock is owned by Newell Operating Company

      Newell Investments, Inc.            Delaware              27.77%  of  stock is  owned  by  Newell  Operating Company;
                                                                12.77% of stock is owned by Newell Rubbermaid Inc.;
                                                                6.06%  of  stock is  owned  by  Newell  Window Furnishings,
                                                                Inc.; 5.96% of stock is owned by Intercraft Company;
                                                                41.57% of stock is owned by Rubbermaid Incorporated;
                                                                5.87% of stock is owned by Sanford L.P.

      Newell Operating Company            Delaware              86.08% of stock is owned by Newell Rubbermaid Inc.;
                                                                13.92% of stock is owned by Newell Holdings Delaware, Inc.

      Rubbermaid Incorporated             Ohio                  100% of stock is owned by Newell Rubbermaid Inc.

      Rubbermaid Texas Limited            Texas                 Rubbermaid Incorporated is a general partner with a 1%
                                                                ownership interest;
                                                                Rubfinco Inc. (which is 100% owned by Rubbermaid
                                                                Incorporated) is a limited partner with a 99% ownership
                                                                interest

      Sanford Investment Company          Delaware              100% of stock is owned by Berol Corporation

      Irwin Industrial Tool Company       Delaware              100% of stock is owned by Newell Rubbermaid Inc.

      Sanford, L.P.                       Illinois              Newell Operating Company is a general partner with a 1.62%
                                                                ownership interest;
                                                                Sanford Investment Company (which is 100% owned by Berol
                                                                Corporation) is a limited partner with a 98.38% ownership
                                                                interest

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